EXHIBIT 12

FLEETBOSTON FINANCIAL CORPORATION

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Nine months ended Sept. 30,		Three months ended Sept. 30,		Year ended December 31,
	2003		2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$2,826		$1,046		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	1,086		351		1,610		2,816		3,912		3,182		2,568
1/3 of rent	62		21		88		97		105		124		116
Preferred dividends	21		7		27		44		64		83		96

Adjusted earnings	$3,995		$1,425		$4,017		$4,498		$10,006		$7,308		$7,278

Fixed charges and preferred dividends	$1,169		$379		$1,725		$2,957		$4,081		$3,389		$2,780

Adjusted earnings/fixed charges	3.42	x	3.76	x	2.33	x	1.52	x	2.45	x	2.16	x	2.62	x

INCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Nine months ended Sept. 30,		Three months ended Sept. 30,		Year ended December 31,
	2003		2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$2,826		$1,046		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	1,086		351		1,610		2,816		3,912		3,182		2,568
1/3 of rent	62		21		88		97		105		124		116
Interest on deposits	1,056		322		2,072		3,501		4,412		4,154		4,307
Preferred dividends	21		7		27		44		64		83		96

Adjusted earnings	$5,051		$1,747		$6,089		$7,999		$14,418		$11,462		$11,585

Fixed charges and preferred dividends	$2,225		$701		$3,797		$6,458		$8,493		$7,543		$7,087

Adjusted earnings/fixed charges	2.27	x	2.49	x	1.60	x	1.24	x	1.70	x	1.52	x	1.63	x

EXHIBIT 12 (continued)

FLEETBOSTON FINANCIAL CORPORATION

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Nine months ended Sept. 30,		Three months ended Sept. 30,		Year ended December 31,
	2003		2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$2,826		$1,046		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	1,086		351		1,610		2,816		3,912		3,182		2,568
1/3 of rent	62		21		88		97		105		124		116

Adjusted earnings	$3,974		$1,418		$3,990		$4,454		$9,942		$7,225		$7,182

Fixed charges	$1,148		$372		$1,698		$2,913		$4,017		$3,306		$2,684

Adjusted earnings/fixed charges	3.46	x	3.81	x	2.35	x	1.53	x	2.47	x	2.19	x	2.68	x

INCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Nine months ended Sept. 30,		Three months ended Sept. 30,		Year ended December 31,
	2003		2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$2,826		$1,046		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	1,086		351		1,610		2,816		3,912		3,182		2,568
1/3 of rent	62		21		88		97		105		124		116
Interest on deposits	1,056		322		2,072		3,501		4,412		4,154		4,307

Adjusted earnings	$5,030		$1,740		$6,062		$7,955		$14,354		$11,379		$11,489

Fixed charges	$2,204		$694		$3,770		$6,414		$8,429		$7,460		$6,991

Adjusted earnings/fixed charges	2.28	x	2.51	x	1.61	x	1.24	x	1.70	x	1.53	x	1.64	x

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